SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2008

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

At the 2008 Annual Meeting of Shareholders of Meridian Bioscience, Inc. (“Meridian” or the “Company”) held on January 22, 2008, the shareholders of Meridian approved an amendment to Section 4.1 of Meridian’s 2004 Equity Compensation Plan (the “Plan”) which had been proposed by Meridian’s Board of Directors, and disclosed in the Proxy Statement, dated December 19, 2007, sent to the shareholders of Meridian. Under amended Section 4.1, the Company has increased the number of shares of common stock authorized for issuance from 1,462,500 to 3,000,000. Additionally, as reported on a Form 8-K dated January, 18, 2008, the Board of Directors amended Section 6.3.7 of the Plan to clarify that the provisions of Section 6.3.7 of the Plan do not result in a repricing of previously granted stock options under the Plan.  The Board also amended Section 6.3.7 to clarify that the Company may not buy under water options without shareholder approval.

The 2004 Equity Compensation Plan, Amended and Restated through January 22, 2008, is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the specific provisions thereof.

Item 2.02.        Results of Operations and Financial Condition.

On January 22, 2008, the Registrant issued a press release announcing its financial results for the fiscal quarter ended December 31, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory
                          Arrangements of Certain Officers.

At the Annual Meeting of the Board of Directors held on January 22, 2008, the Board appointed William J. Motto, formerly Chairman of the Board and Chief Executive Officer, as Executive Chairman of the Board of Directors and John A. Kraeutler, formerly President and Chief Operating Officer, as Chief Executive Officer.  Mr. Kraeutler has more than 30 years of experience in the medical diagnostics industry and joined Meridian as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of Meridian. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

Mr. Kraeutler will continue to participate in the Company’s standard benefit plans afforded to the Company’s executive officers, including the Company’s Officers’ Performance Compensation Plan, as more particularly described in the Company’s proxy statement filed with the Securities and Exchange Commission for the Annual Meeting held in January 2007. The Board has approved an increase in Mr. Kraeutler's annual salary to $475,000, an increase in his annual professional allowance to $18,000 and two grants of  ten year non-qualified options each to purchase 25,000 shares vesting in full on January 22, 2011 and January 22, 2013 respectively, all in connection with this appointment.

There are no transactions in which Mr. Krauetler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the 2008 Annual Meeting the shareholders of Meridian adopted an amendment to Article X of Meridian’s Amended Code of Regulations which had been proposed by Meridian’s Board of Directors.  The amendment allows Meridian’s Board to amend such Regulations without shareholder approval in circumstances permitted by the Ohio Revised Code. Specifically, Meridian’s Board is now free to amend the Regulations in such areas as the establishment of the fiscal year, the time and place of meetings, advance notice provisions of proposals and director nominations, establishment of officers and committees, and enactment of indemnification provisions. The amendment became effective upon such adoption.

The text of Article X of Meridian’s Amended Code of Regulations, as amended, is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of the amendment to Article X is qualified in its entirety by reference to the specific provisions thereof.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits:

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate Regarding Adoption of Amendment to Article X of Meridian’s Amended Code of Regulations by the Shareholders on January 22, 2008
10.1	2004 Equity Compensation Plan, amended and restated through January 22, 2008
99.1	Press Release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: January 28, 2008	By:	/s/ Melissa A. Lueke
Melissa A. Lueke
Vice President, Chief Financial Officer
and Secretary